Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Calvert SAGE Fund:

We consent to the use of our reports, dated February 24, 2016, with respect to the financial statements of the Calvert Global Value Fund and Calvert Global Equity Income Fund, each a series of Calvert SAGE Fund, as of December 31, 2015, incorporated herein by reference, and to the reference to our firm under the heading “Financial Statements” in the Form N-14 Registration Statement.

/s/ KPMG LLP

Philadelphia, Pennsylvania
April 7, 2016